Exhibit 10.1
                                                                  EXECUTION COPY

                          PLEDGE AND SECURITY AGREEMENT

     This PLEDGE AND SECURITY AGREEMENT, dated as of December 20, 2007, (this "Agreement"), is entered into by and among, Global Aircraft Solutions Inc., a Nevada corporation (the "Parent"), Hamilton Aerospace Technologies, Inc., a Delaware corporation ("Hamilton"), World Jet Corporation, a Nevada corporation ("World Jet"), and Hamilton Aerospace Mexico S.A. de C.V. a Mexican corporation ("Hamilton Mexico"), as subsidiaries of the Parent (each, including the Parent a "Company" and together with the Parent, the "Companies") and each Person other than the Companies which is a party hereto or which becomes a party hereto pursuant to the joinder provisions of Section 18 hereof (hereinafter the Companies and such other Persons are collectively referred to as the "Obligors" or individually referred to as an "Obligor"), and Victory Park Master Fund, Ltd. ("Victory Park") and the Holders of the Debentures (together the "Secured Parties").

                              W I T N E S S E T H:

     WHEREAS, pursuant to those certain Senior Secured Debentures due December 19, 2008 (or other date as set forth therein) in the original aggregate principal amount of $10,000,000, as the same may be amended from time to time (the "Debentures"), issued by the Obligors to the Secured Parties in connection with that certain Securities Purchase Agreement entered into by and among the Obligors and the Secured Parties dated as of even dates herewith (the "Securities Purchase Agreement"), the Secured Parties have agreed to purchase the Debentures from the Obligors;

     WHEREAS, to secure the payment of the Companies under the Debentures and as an inducement to the Holders to purchase the Debentures, the Companies have agreed to enter into this Pledge and Security Agreement for the benefit of the Secured Parties; and

     WHEREAS, all things necessary to make this Agreement a legal, valid, and binding obligation of Obligors and Lead Secured Party and Secured Parties, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred.

     NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          (1) CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC shall have the respective meanings given such terms in Article 9 of the UCC, and capitalized terms not otherwise defined herein shall have the meaning given to them in the Debentures or Securities Purchase Agreement, as applicable, described above.

               (a) "Collateral" means the collateral in which the Secured Parties are granted a Security Interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

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                    (i) all Accounts, Deposit Accounts, Instruments, Documents,
Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper), Goods (including Inventory, Equipment, Fixtures and Motor Vehicles), Payment Intangibles, Software and other General Intangibles and all Letter-of-Credit Rights;

                    (ii) the shares of common stock and preferred stock of, or partnership, membership and other ownership interests in any subsidiary, whether or not wholly owned, organized under the laws of the United States or any political subdivision thereof, now or hereafter owned by the Obligors, limited in the case of Hamilton Mexico, which is a subsidiary not organized under the laws of the United States or any political subdivision thereof, to shares of common stock, preferred stock or other ownership interests representing no more than 66% of the total combined voting power of all classes of stock entitled to vote and all certificates evidencing the same (collectively, the "Pledged Equity"), together with, in each case:

                         (1) all shares, securities, monies or property
                    representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity, and

                         (2) without affecting the obligations of the Obligors
                    under any provision prohibiting such action hereunder or under any other Transaction Document, in the event of any consolidation or merger or similar transaction in which a subsidiary of any of the Obligors is not the surviving corporation, all ownership interests of any class or character of the successor corporation (unless such successor corporation is an Obligor itself), formed by or resulting from such consolidation or merger (the Pledged Equity, together with all other certificates, shares, securities, properties, ownership interests, or moneys, dividends distributions, returns of capital subscription, warrants, rights or options as may from time to time be pledged hereunder pursuant to this clause (2) and clause (1) above being herein collectively called the "Equity Collateral");

                    (iii) all Investment Property, Financial Assets and Securities Accounts not covered by the foregoing clauses (i) and (ii);

                    (iv) all Intellectual Property;

                    (v) all commercial tort claims described on Schedule C hereto;

                    (vi) all other tangible and intangible property of the Obligors, including all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligors or any computer bureau or service company from time to time acting for the Obligors;

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                    (vii) all Proceeds and products in whatever form of all or any part of the other Collateral, including all rents, profits, income and benefits and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral; and

               (b) "Controlled Account" mean the bank account of the Companies set forth in Schedule F hereto.

               (c) "First Lien Indebtedness" means all indebtedness, liabilities, obligations, covenant and duties of the Obligor to the Holders of the Senior Debt of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated arising by operation of law or otherwise, now existing or hereinafter arising, in each case under or in connection with the First Lien Indebtedness, whether for principal, interest, fees, expenses or otherwise, together with all costs of collection or enforcement, including without limitation, reasonable attorneys' fees incurred in any collection efforts or in any action or proceeding.

               (d) "Holder of Junior Debt" has the meaning given to such term in the Letter Agreement.

               (e) "Holder of the Senior Debt" has the meaning given to such term in the Letter Agreement.

               (f) "Letter Agreement" means that certain Letter Agreement addressed to Victory Park and acknowledged by Sandhurst Asset Management, LLC dated as of the date hereof.

               (g) "Obligations" means all obligations of the Obligors owed to the Secured Parties whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

               (h) "Second Lien Indebtedness" means all indebtedness, liabilities, obligations, covenant and duties of the Obligor to the Holders of Junior Debt of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereinafter arising, in each case under or in connection with the Second Lien Indebtedness, whether for principal, interest, fees, expenses or otherwise, together with all costs of collection or enforcement, including without limitation, reasonable attorneys' fees incurred in any collection efforts or in any action or proceeding.

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                    (i) "Standstill Period" shall mean the first ninety (90)
days after the occurrence of any Event of Default, but in no event longer than sixty (60) days after the Maturity Date.

          (2) GRANT OF SECURITY INTEREST.

               (a) As an inducement for the Secured Parties to purchase the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Obligor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties, their successors and assigns (i) a first priority Lien on and security interest in, all of its right, title and interest in, to and under the Collateral to secure the payment of the First Lien Obligations ("First Lien Security Interest"), and (ii) a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral to secure the payment of the Second Lien Obligations ("Second Lien Security Interest," and together with the First Lien Security Interest, the "Security Interest").

          (3) REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE OBLIGOR. Each Obligor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

               (a) Such Obligor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Obligor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Obligor and no further action is required by such Obligor.

               (b) Such Obligor represents and warrants that it has no place of business or offices where its books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto.

               (c) Such Obligor is the sole owner of the Collateral (except for non-exclusive licenses granted by such Obligor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those filed in favor of the Secured Parties) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, such Obligor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

               (d) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or such Obligor's use of any Collateral violates the rights of any third party. There has been no adverse decision to such Obligor's claim of ownership rights in or

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exclusive rights to use the Collateral in any jurisdiction or to such Obligor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of such Obligor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

               (e) Such Obligor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of each of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

               (f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral.

               (g) Such Obligor hereby authorizes each of the Secured Parties to file one or more financing statements under the UCC, with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by them.

               (h) The execution, delivery and performance of this Agreement by such Obligor does not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing such Obligor's debt or otherwise) or other understanding to which such Obligor is a party or by which any property or asset of such Obligor is bound or affected. No consent (including, without limitation, from stockholders or creditors of such Obligor) is required for such Obligor to enter into and perform its obligations hereunder.

               (i) Such Obligor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and Security Interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 11 hereof. Such Obligor hereby agrees to defend the same against any and all persons. Such Obligor shall safeguard and protect all Collateral for the account of the Secured Parties. Such Obligor irrevocably authorizes the Secured Parties at any time and from time to time to file in any filing office in any jurisdiction any initial financing statement or amendment thereto that indicates the collateral as "all assets" or "all personal property" of such Obligor or words of similar effect and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, such Obligor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and such Obligor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

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               (j) Such Obligor will not transfer, pledge, hypothecate,
encumber, license (except for sales of inventory in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Parties which consent shall not be unreasonably withheld or delayed.

               (k) Such Obligor shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

               (l) Such Obligor shall, within three (3) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties' security interest therein.

               (m) Such Obligor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, fixture filings, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as any Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral or any additional collateral, including, without limitation, the execution and delivery of separate mortgages and fixture filings, which shall be satisfactory to the Secured Parties in their sole discretion for real or personal property interest.

               (n) Such Obligor shall permit the Secured Parties and their representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Parties from time to time at the Obligor's expense (i) so long as such inspections do not exceed four (4) inspections in any twelve (12) months period, or (ii) upon the occurrence and during the continuance of an Event of Default; otherwise such inspections shall be made at the Secured Parties' own cost and expense.

               (o) Such Obligor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

               (p) Such Obligor shall within three (3) Business Days notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Obligor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

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               (q) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of such Obligor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

               (r) Such Obligor shall, and cause it subsidiaries to, at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to their businesses.

               (s) Such Obligor will not change its name, corporate structure, or identity, or add any new fictitious name unless it provides at least thirty
(30) Business Days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected first priority Security Interest granted and evidenced by the Security Documents.

               (t) Such Obligor may not consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Parties which shall not be unreasonably withheld.

               (u) Such Obligor may not relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected first priority Security Interest granted and evidenced by the Security Documents.

               (v) Such Obligor's exact legal name and jurisdiction of organization is set forth in the introduction paragraph of this Agreement.

               (w) (A) Subject to Section 6 below, with respect to the Pledged Companies (as set forth in Schedule D):

                    (i) The Obligors shall deliver, or cause to be delivered, all certificates or instruments representing or evidencing the Pledged Equity of the Pledged Companies to and held by or on behalf of the Lead Secured Party (as defined below) pursuant hereto, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lead Secured Party, and each Obligor agrees to execute and deliver, or cause to be executed and delivered, to the Lead Secured Party a Pledge Instruction, in the form attached hereto as Exhibit A and by this reference made a part hereof. The Lead Secured Party shall have the right, at any time in its discretion and without notice to any Obligor, after the occurrence and during the continuance of any Event of Default, to transfer to or to register in the name of the Lead Secured Party or any of its nominees any or all of the Pledged Equity with respect to the Pledged Companies. The Lead Secured Party shall also have the right at any time, in connection with exercising its rights hereunder, to exchange certificates or instruments, if any, representing or evidencing Pledged Companies for certificates or instruments of smaller or larger denominations;

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                    (ii) in addition, all other steps necessary or advisable
under any applicable law to be taken in order to perfect the first priority Security Interest or second priority Security Interest, as applicable granted free from adverse claims hereunder shall be taken by or on behalf of each Obligor, including without limitation, any notation on any certificate or instrument representing the Pledged Equity of the Pledged Companies and any notation on any share register or similar document or Instrument;

                    (iii) upon the proper filing of UCC financing statements, which have been delivered to the Lead Secured Party for filing with the Secretary of State of the jurisdiction of such Obligor's organization or formation, and/or upon delivery to the Lead Secured Party of certificates representing the Pledged Equity of the Pledged Companies and the taking of any other steps that may be required in accordance with this Section 3(w)(A) or otherwise, the pledge of Pledged Equity of the Pledged Companies pursuant to this Agreement creates a valid and perfected first priority Security Interest free from adverse claims in the Pledged Collateral in respect of the Pledged Companies securing the payment of the Secured Obligations for the benefit of the Lead Secured Party and the Secured Parties; and

                    (iv) Schedules D and E to this Agreement with respect to the Pledged Companies are true and correct and complete in all material respects; and without limiting the generality of the foregoing, the Pledged Equity set forth opposite such Obligor's name on Schedule E hereto, constitutes, as of the date hereof, the number of the issued and outstanding equity interests of each Pledged Company indicated on Schedule D hereto, the percentage of each Pledged Company indicated on Schedule E hereto and the Pledged Equity constitutes all of the Equity Securities of any such Pledged Company owned by such Obligor; provided that each Obligor's representations and warranties in this Section 3(w)(A) shall only apply to the extent that the information set forth in Schedule E applies to such Obligor.

                    (B) with respect to the Pledged Corporations (as set forth in Schedule D):

                    (i) the Obligors shall deliver, or cause to be delivered, all certificates or Instruments representing or evidencing the Pledged Equity of the Pledged Corporations to and held by or on behalf of the Lead Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lead Secured Party;

                    (ii) in addition, all other steps necessary or advisable under any Applicable Law to be taken in order to perfect the first priority Lien and security interest granted free from adverse claims hereunder shall be taken by or on behalf of each Obligor, including without limitation, any notation on any certificate or instrument representing the Pledged Equity and any notation on any share register or similar document or instrument;

                    (iii) upon the delivery to the Lead Secured Party of certificates representing the Pledged Equity and the taking of any other steps that may be required in accordance with this Section 3(w)(B) or otherwise, the pledge of the Pledged Equity of the Pledged Corporations pursuant to this Agreement creates a valid and perfected first priority Security Interest free from adverse claims in the Pledged Collateral of the Pledged Corporations securing the payment of the Secured Obligations for the benefit of the Lead Secured Party and the Secured Parties; and

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                    (iv) Schedules D and E to this Agreement with respect to the
Pledged Corporations are true and correct and complete in all material respects; and without limiting the generality of the foregoing, the Pledged Equity of the Pledged Corporations set forth opposite such Obligor's name on Schedule E hereto, constitute, as of the date hereof, the percentage of the authorized, issued and outstanding capital stock of each Pledged Corporation indicated on Schedule E hereto and constitutes the percentage of the voting shares of each Pledged Corporation indicated on Schedule E hereto; provided that each Obligor's representations and warranties in this Section 3(w)(B) shall only apply to the extent that the information set forth in Schedule E applies to such Obligor.

               (x) (A) So long as no Event of Default shall have occurred and be continuing, each applicable Obligor shall be entitled to exercise any and all voting and other rights pertaining to the Pledged Companies or the Pledged Corporations, as applicable, or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Transaction Documents; provided, however, that such Obligor shall not exercise or shall refrain from exercising any such right if such action or inaction would have a material adverse effect on the value of the Pledged Companies or the Pledged Corporations or any part thereof or be inconsistent with or violate any provisions of this Agreement and the Transaction Documents.

                    (B) So long as no Event of Default shall have occurred and be continuing, each applicable Obligor shall be entitled to receive all dividends, distributions and payments paid from time to time in respect of the Pledged Companies or the Pledged Corporations to the extent permitted by the Transaction Documents.

                    (C) Any and all (i) dividends and other distributions paid or payable in cash in respect of any (A) Pledged Companies in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (ii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Companies, shall be in each case forthwith delivered to the Lead Secured Party, if required pursuant to the Transaction Documents, to hold as Pledged Companies and shall, if received by an Obligor, be received in trust for the benefit of the Lead Secured Party and the Secured Parties, be segregated from the other property or funds of such Obligor, and be forthwith delivered to the Lead Secured Party as Pledged Companies in the same form as so received (with any necessary endorsement), if required pursuant to the Securities Purchase Agreement; and (B) any and all (i) dividends and other distributions paid or payable in cash in respect of any Pledged Companies in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (ii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Companies, shall be in each case forthwith delivered only if required pursuant to the terms of the Debentures.

                    (D) The Lead Secured Party shall execute and deliver (or cause to be executed and delivered) to the applicable Obligor all such proxies and other Instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 3(x)(A) above.

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                    (E) All dividends or other distributions which are received by an Obligor contrary to the provisions of this Section 3(x) shall be received in trust for the benefit of the Lead Secured Party and the Secured Parties, shall be segregated from other funds of such Obligor and shall be forthwith paid over to the Lead Secured Party as Pledged Companies or the Pledged Corporations, as applicable, in the same form as so received (with any necessary endorsement).

                    (F) Subject to the provisions of Section 5 hereof, upon the occurrence and during the continuance of an Event of Default, (i) all voting and other rights of an Obligor to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 3(x)(A) shall cease, and all such rights shall thereupon (unless expressly waived by the Lead Secured Party) become vested in the Lead Secured Party for the benefit of itself and the Secured Parties, which shall (unless expressly waived by the Lead Secured Party) thereupon have the sole right to exercise such rights in accordance with Article 5 hereof, and (ii) all cash dividends or other distributions payable in respect of the Pledged Companies or the Pledged Corporations shall be paid to the Lead Secured Party, for the benefit of itself and the Secured Parties and such Obligor's right to receive such cash payments pursuant to Sections 3(x)(B) and 3(x)(C) hereof shall immediately cease.

               (y) Such Obligor shall maintain an administrative back office, which provides reporting, financial and accounting services. All established office procedures will be followed regarding insufficient funds issues, verification of checks and compliance.

          (4) DEFAULTS. The following events shall be considered as "Events of Default":

               (a) The occurrence of an Event of Default (as defined in any of the Debentures) under any Debenture;

               (b) Any representation or warranty of an Obligor in this Agreement shall prove to have been incorrect in any material respect when made;

               (c) The failure by an Obligor to observe or perform any of its obligations hereunder for five (5) Business Days after delivery to such Obligor of notice of such failure by or on behalf of a Secured Party;

               (d) Any representation or warranty made or furnished by or on behalf of any of the Obligors to the Lead Secured Party or any Secured Party in or in connection with this Agreement or any of the Security Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

               (e) Any Security Document or any material term thereof shall cease to be, or be asserted by any Obligor not to be, a legal, valid and binding obligation of any Obligor enforceable in accordance with its terms except as limited by Applicable Laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity; or

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               (f) Any Lien against the Collateral intended to be created by any
Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Obligor not to be, a valid, first priority perfected Lien (to the extent that this Agreement obligates the parties to provide such a perfected first priority Lien, and except to the extent Permitted Liens have priority) in the Collateral (except as expressly otherwise provided under and in accordance with the terms of this Agreement or such Security Documents); or

               (g) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability hereof shall be contested by an Obligor, or a proceeding shall be commenced by an Obligor, or by any governmental authority having jurisdiction over such Obligor, seeking to establish the invalidity or unenforceability thereof, or an Obligor shall deny that such Obligor has any liability or obligation purported to be created under this Agreement.

          (5) DUTY TO HOLD IN TRUST. Upon the occurrence of any Event of Default and at any time thereafter, the Obligors shall, upon receipt of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties (pro rata in accordance with the principal amount of Debentures held by each) for application to the satisfaction of the Obligations.

          (6) RIGHTS AND REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter, each Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and each Secured Party shall have all the rights and remedies of a secured party under the UCC; provided that during the Standstill Period, the Secured Party shall be obligated to exercise remedies only against that portion of the Collateral not constituting Pledged Equity; and provided further that the Obligors shall have the right to cure any Event of Default during the Standstill Period subject to the Secured Parties' prior exercise of remedies and disposition of some or all of the Collateral (other than the Pledged Equity which is subject to the Standstill Period), in partial or full satisfaction of he Secured Obligations. Without limitation, each Secured Party shall have the following rights and powers:

               (a) The Lead Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Obligors shall assemble the Collateral and make it available to the Lead Secured Party at places which the Lead Secured Party shall reasonably select, whether at the Obligors' premises or elsewhere, and make available to the Lead Secured Party, without rent, all of the Obligors' respective premises and facilities for the purpose of the Lead Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

               (b) The Lead Secured Party shall have the right to operate the business of the Obligors using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Lead Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Obligors or right of redemption of the Obligors, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Lead Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Obligors, which are hereby waived and released.

          (7) APPLICATIONS OF PROCEEDS. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, second, to the attorneys' fees and expenses incurred by the Lead Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations to each Secured Party, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Obligor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Obligors will be liable for the deficiency, together with interest thereon, at the rate of 25% per annum or the lesser amount permitted by applicable law (the "Default Rate"), and the reasonable fees of any attorneys employed by the Lead Secured Party to collect such deficiency. To the extent permitted by applicable law, each Obligor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Parties. All proceeds hereof or payments under any of the Transaction Documents shall apply to the Secured Parties on a pro-rata basis, in accordance with principal amount of the Debentures outstanding at the time of such payment.

          (8) COSTS AND EXPENSES. The Obligors agree to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by any Secured Party. The Obligors shall also pay all other claims and charges which in the reasonable opinion of the Lead Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Obligors will also, upon demand, pay to the Lead Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Lead Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

          (9) RESPONSIBILITY FOR COLLATERAL. The Obligors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

          (10) SECURITY INTEREST ABSOLUTE. All rights of each Secured Party and all Obligations of the Obligors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Lead Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Obligors, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of each Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Obligor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by any Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than any Secured Party, then, in any such event, the Obligors' obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Obligor waives all right to require a Secured Party to proceed against any other person or to apply any Collateral which such Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. Each Obligor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

          (11) TERM OF AGREEMENT. This Agreement and the Security Interest shall terminate on the date on which all payments under the Debentures have been made in full or have been satisfied and all other Obligations have been paid or discharged. Upon such termination, each Secured Party, at the request and at the expense of the Obligors, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

          (12) POWER OF ATTORNEY, FURTHER ASSURANCES.

               (a) Each Obligor authorizes the Lead Secured Party, and does hereby make, constitute and appoint the Lead Secured Party and its respective officers, agents, successors or assigns with full power of substitution, as such Obligor's true and lawful attorney-in-fact, with power, in the name of the Lead Secured Party or such Obligor, after the occurrence and during the continuance of an Event of Default, (i) to endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Obligors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Lead Secured Party, and at the expense of such Obligor, at any time, or from time to time, all acts and things which the Lead Secured Party deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as such Obligor might or could do; and such Obligor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

               (b) On a continuing basis, each Obligor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Lead Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Lead Secured Party the grant or perfection of a perfected first priority security interest in all the Collateral under the UCC.

               (c) Each Obligor hereby irrevocably appoints the Lead Secured Party as such Obligor's attorney-in-fact, with full authority in the place and stead of such Obligor and in the name of such Obligor, from time to time in the Lead Secured Party's discretion, to take any action and to execute any instrument which the Lead Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Obligor where permitted by law.

          (13) NOTICES. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the applicable Securities Purchase Agreement.

          (14) OTHER SECURITY. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Lead Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any Secured Party's rights and remedies hereunder.

          (15) BEST EFFORT FOR LICENSED COLLATERAL. Notwithstanding any other provision contained herein or any of the other Transaction Documents, upon the occurrence of an Event of Default, each Obligor hereby agrees that with respect to any part of the Collateral which may require the consent of any third party or third parties in order for such Obligor to transfer and/or convey its interest in and to such Collateral to the Lead Secured Party, as may be required in accordance herewith, such Obligor agrees to and shall use its best efforts to obtain such consents or approvals in as expedient manner as possible.

          (16) AGENCY.

               (a) Appointment. The Secured Parties by their acceptance of the benefits of this Agreement, hereby designate Victory Park Master Fund, Ltd. ("Lead Secured Party") as the Lead Secured Party to act as specified herein. Each Secured Party shall be deemed irrevocably to authorize the Lead Secured Party to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Securities Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Lead Secured Party by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Lead Secured Party may perform any of its duties hereunder by or through its agents or employees.

               (b) Nature of Duties. The Lead Secured Party shall have no duties or responsibilities except those expressly set forth herein. Neither the Lead Secured Party nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Lead Secured Party shall be mechanical and administrative in nature; the Lead Secured Party shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Obligor or any Secured Party; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Lead Secured Party any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein and therein.

               (c) Lack of Reliance on the Lead Secured Party. Independently and without reliance upon the Lead Secured Party, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party's investment in the Company, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Obligors and their subsidiaries, and of the value of the Collateral from time to time, and the Lead Secured Party shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Lead Secured Party shall not be responsible to any Obligor or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of any Obligor or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Obligors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

               (d) Certain Rights of the Lead Secured Party. Subject to this Agreement, the Lead Secured Party shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Lead Secured Party shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of Secured Parties that are the Required Holders; if such instructions are not provided despite the Lead Secured Party's request therefor, the Lead Secured Party shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Lead Secured Party; and the Lead Secured Party shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing,
(a) no Secured Party shall have any right of action whatsoever against the Lead Secured Party as a result of the Lead Secured Party acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Obligors shall have no right to question or challenge the authority of, or the instructions given to, the Lead Secured Party pursuant to the foregoing and (b) the Lead Secured Party shall not be required to take any action which the Lead Secured Party believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

               (e) Reliance. The Lead Secured Party shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Lead Secured Party shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

               (f) Indemnification. To the extent that the Lead Secured Party is not reimbursed and indemnified by the Obligors, the Secured Parties will jointly and severally reimburse and indemnify the Lead Secured Party, in proportion to principal amounts of Debentures outstanding held at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Lead Secured Party in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Lead Secured Party's own gross negligence or willful misconduct. Prior to taking any action hereunder as Lead Secured Party, the Lead Secured Party may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Lead Secured Party for costs and expenses associated with taking such action.

               (g) Resignation by the Lead Secured Party.

                    (i) The Lead Secured Party may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in this Agreement) to the Obligors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Lead Secured Party pursuant to clauses (ii) and (iii) below.

                    (ii) Upon any such notice of resignation, the Secured Parties, acting by the Required Holders, shall appoint a successor Lead Secured Party hereunder.

                    (iii) If a successor Lead Secured Party shall not have been so appointed within said thirty (30) day notice period, the Lead Secured Party shall then appoint a successor Lead Secured Party who shall serve as Lead Secured Party until such time, if any, as the Secured Parties appoint a successor Lead Secured Party as provided above. If a successor Lead Secured Party has not been appointed within such thirty (30) day notice period, the Lead Secured Party may petition any court of competent jurisdiction or may interplead the Obligors and the Secured Parties in a proceeding for the appointment of a successor Lead Secured Party, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Obligors on demand.

               (h) Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Lead Secured Party (i) that it shall not, and shall not attempt to, exercise any rights with respect to its Security Interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Lead Secured Party or any of the other Secured Parties in respect of the

Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Lead Secured Party hereunder by a successor Lead Secured Party, such successor Lead Secured Party shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Lead Secured Party and the retiring Lead Secured Party shall be discharged from its duties and obligations under the Agreement. After any retiring Lead Secured Party's resignation or removal hereunder as Lead Secured Party, the provisions of the Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Lead Secured Party.

               (i) The Lead Secured Party in its Individual Capacity. The Lead Secured Party and its affiliates may purchase debentures from, make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of lending or other business with the any party and its affiliates as though the Lead Secured Party was not the Lead Secured Party hereunder. With respect to any loans, purchases of debentures or issuances of credit, if any, made by the Lead Secured Party in its capacity as a Holder, the Lead Secured Party in its capacity as a Secured Party shall have the same rights and powers under this Agreement and the other Security Documents as any other Secured Parties and may exercise the same as though it were not the Lead Secured Party, and the terms "Secured Party" or "Secured Parties" shall include the Lead Secured Party in its capacity as a Secured Party.

               (j) All proceeds from the sale of Collateral hereunder shall be paid (i) first, to the Holders of Senior Debt on a pro-rata basis per the principal amounts outstanding under the Debentures until the Obligations owing to the Holders of Senior Debt are paid in cash in full; and (ii) then to the Holder of the Junior Debt for the repayment of the Obligations owing to the Holder of Junior Debt.

          (17) MISCELLANEOUS.

               (a) No course of dealing between the Obligors and any Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

               (b) All of the rights and remedies of each Secured Party with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

               (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

               (d) In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

               (e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

               (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

               (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

               (h) This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Agreement or any other agreement, document, or other instrument executed in connection herewith or therewith, shall be brought in any state or federal court located within the City of New York in the State of New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to the Security Documents, or any other agreement, document, or other instrument executed in connection herewith or therewith, brought in the aforementioned courts, and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

               (i) OBLIGORS AND SECURED PARTIES IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT, THE DEBENTURE, OR ANY TRANSACTION DOCUMENT.

               (j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (18) JOINDER. In the event a party becomes an Obligor (the "New Obligor") pursuant to the Joinder Agreement, upon such execution the New Obligor shall be bound by all the terms and conditions hereof to the same extent as though such New Obligor had originally executed this Agreement. The addition of the New Obligor shall not in any manner affect the obligations of the other Obligors hereunder. Each Company hereto acknowledges that the schedules and exhibits hereto may be amended or modified in connection with the addition of any New Obligor to reflect information relating to such New Company.

          (19) PLEDGED EQUITY HELD IN SAFETY DEPOSIT BOX. The Secured Parties shall hold any Collateral constituting certificated Pledged Equity delivered to such Secured Parties in a safety deposit box in an institution of the Secured Parties' choosing until such time the Secured Parties exercise remedies pursuant to the terms hereof in respect of such Collateral or return such Collateral upon satisfaction of the Secured Obligations.

          (20) SUBORDINATION. The relative rights of the Parties hereto are governed by the Letter Agreement.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused the Security Agreement to be duly executed on the day and year first above written.

OBLIGOR [PARENT] AND COMPANY:             Address for Notice and Delivery:
                                          --------------------------------

GLOBAL AIRCRAFT SOLUTIONS INC.            Global Aircraft Solutions Inc.
                                          6451 S. Country Club, Suite 111
                                          Tuscon, AZ 85706
                                          Telephone: (520) 547-8631
                                          Facsimile: (520) 547-8638
                                          Attention: John B. Sawyer
By: /s/ John B. Sawyer
-----------------------------------
Name:   John B. Sawyer
Title:  President


OBLIGOR AND COMPANY:                      Address for Notice and Delivery:
                                          --------------------------------

HAMILTON AEROSPACE TECHNOLOGIES           Hamilton Aerospace Technologies, Inc.
                                          6901 S. Park Avenue
                                          Tuscon, AZ 85706
                                          Telephone: (520) 294-3481
                                          Facsimile: (520) 741-1430
                                          Attention: John B. Sawyer
By: /s/ John B. Sawyer
-----------------------------------
Name:   John B. Sawyer
Title:  President


OBLIGOR AND COMPANY:                      Address for Notice and Delivery:
                                          --------------------------------

WORLD JET CORPORATION                     World Jet Corporation
                                          6901 S. Park Avenue
                                          Tuscon, AZ 85706
                                          Telephone: (520) 806-4192
                                          Facsimile: (520) 741-1430
                                          Attention: John B. Sawyer
By: /s/ John B. Sawyer
-----------------------------------
Name:   John B. Sawyer
Title:  President

OBLIGOR AND COMPANY:                      Address for Notice and Delivery:
                                          --------------------------------

HAMILTON AEROSPACE MEXICO S.A. DE C.V.    Hamilton Aerospace Mexico S.A. de C.V.
                                          Avenida Aeropuerto
                                          Tijuana, 22404
                                          Telephone: (520) 294-3481
                                          Facsimile: (520) 741-1430
                                          Attention: John B. Sawyer
By: /s/ John B. Sawyer
-------------------------------
Name:   John B. Sawyer
Title:  President


LEAD SECURED PARTY:                       Address for Notice and Delivery:
                                          --------------------------------

VICTORY PARK MASTER FUND, LTD.            227 W. Monroe Street
                                          Suite 3900
                                          Chicago, IL 60606
                                          Telephone: (312) 701-0788
                                          Facsimile: (312) 701-0794
                                          Attention: Richard Levy

By: Victory Park Capital Advisors, LLC, Its investment manager
By: Jacob Capital, LLC, Its Manager
By: /s/ Richard Levy
--------------------------------
Name:   Richard Levy
Title:  Sole Member


SECURED PARTY:                            Address for Notice and Delivery:
                                          --------------------------------

SANDHURST ASSET MANAGEMENT, LLC           Sandhurst Asset Management, LLC
                                          800 Connecticut Avenue, FL4
                                          Norwalk, CT 06854
                                          Telephone: (203) 656-4848
                                          Facsimile: (203) 656-1994
                                          Attention: Westin Lovy

By: /s/ Westin Lovy
---------------------------------
Name:   Westin Lovy
Title:  Managing Director

                                   SCHEDULE A

Principal Place of Business of Obligors:
----------------------------------------

     1) Global Aircraft Solutions, Inc. - 6451 S. Country Club, Suite 111, Tucson, AZ 85706

     2) Hamilton Aerospace Technologies, Inc. - 6901 S. Park Ave., Tucson, AZ 85706

     3)   World Jet Corporation - 6901 S. Park Ave., Tucson, AZ 85706

     4) Hamilton Aerospace S.A. de C.V. - Avenida Aeropuerto, Aeropuerto, Tijuana, Mexico 22404



Locations Where Collateral is Located or Stored:
-----------------------------------------------

     1)   6901 S. Park Ave., Tucson, AZ 85706

     2)   Aircraft and Aircraft Engines

  AIRCRAFT           ENGINES           LOCATION

N306DL, 23078
N308DL, 23080                 18438 Readiness Street
N312DL, 23084        709118   Victorville, California 92394
                     709130


                     709154
                              13945 Southwest 139th Ct.
                              Miami, Fl 33186

                     709155
                              255 S. Leland Norton Way
                              Hangar 673, Bay 3
                              San Bernardino, California 92408

                     709178
N302DL, 23074        709179   6901 South Park Avenue
N305DL, 23077        709151   Tucson, Arizona 85706
                     709169

                     709149
                              3921 Arrow Street
                              Oscoda, MI 48750

                                   SCHEDULE B

                             Recording Jurisdiction



     Global Aircraft Solutions, Inc. - Nevada and Arizona

     Hamilton Aerospace Technologies, Inc. - Delaware and Arizona

     World Jet Corporation - Nevada and Arizona

     Hamilton Aerospace S.A. de C.V. - Tijuana, Mexico

                                   SCHEDULE C

                             Commercial Tort Claims



NONE

                                   SCHEDULE D

                                Pledged Companies



1) 40% Membership Interest in Global Aircraft Leasing Partners, LLC, a Delaware limited liability company





                              Pledged Corporations



1) Hamilton Aerospace Technologies, Inc.

2) World Jet Corporation

3) Hamilton Aerospace S.A. de C.V.


                                                     SCHEDULE E

                                                   Pledged Equity


                                                       Percent of      Certificate No.    Pledged Interests as % of
                                                         Pledged          of Pledged       Total Pledged Interests
    Obligor          Pledged Company/Corporation        Interests         Interests         Issued and Outstanding
    -------          ---------------------------        ---------         ---------         ----------------------

Global Aircraft      Hamilton Aerospace               100% of 1,000           2                      100%
Solutions, Inc.      Technologies, Inc.                  Shares

Global Aircraft      World Jet Corporation           100% of 25,000           3                      100%
Solutions, Inc.                                          shares

Global Aircraft      Hamilton Aerospace S.A. de      2% of 50 shares                                   2%
Solutions, Inc.      C.V.

Hamilton Aerospace   Hamilton Aerospace S.A. de         98% of 50                                     98%
Technologies, Inc.   C.V.                                shares




                                   SCHEDULE F

                               Controlled Account